Exhibit 99.1

Press Release

For Release, 09:10AM ET February 28, 2024

Neonode Reports 2023 Financial Results

STOCKHOLM, SWEDEN, February 28, 2024 — Neonode Inc. (NASDAQ: NEON) today reported financial results for the fiscal year ended December 31, 2023.

FINANCIAL SUMMARY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023:

●	Revenue of $4.4 million, a decrease of 21.5% compared to the prior year.

●	Operating expenses of $10.7 million, an increase of 4.9% compared to the prior year.

●	Net loss of $10.1 million, or $0.66 per share, compared to $4.9 million, or $0.36 per share, for the prior year.

●	Cash used by operations of $6.3 million, compared to $6.8 million for the prior year.

●	Cash and accounts receivable of $17.1 million as of December 31, 2023 compared to $16.3 million for the prior year-end.

THE CEO’S COMMENTS

“The decrease in our sales revenues 2023 was a disappointment. In particular, the negative development of our Touch Sensor Module (“TSM”) product business was unsatisfactory and led us to the decision to sharpen our strategy and focus on licensing going forward, as announced on December 12, 2023. We are currently phasing out our TSM product business and will close our production unit in Kungsbacka, Sweden, later this year. Existing customers and value-added resellers are offered to place last-time-buy orders for TSMs for delivery during Q1 and Q2. In parallel, we are offering customers to license the TSM technology to set up their own TSM production, which several customers have responded positively to,” said Dr. Urban Forssell, Neonode’s CEO.

“Our licensing revenues were also lower in 2023 than in the previous year. This is mainly due to our legacy customers’ product sales slowing down in Q3 and Q4, combined with high inventory levels at some customers. The breakthrough driver monitoring software win with a leading commercial vehicle manufacturer, which we announced on December 6, 2023, was the result of several years’ dedicated work by our commercial and technical teams and is a stepping stone for us in our quest to revitalize and grow our licensing business,” continued Dr. Forssell.

“We are pleased to see that our recent driver monitoring software win has boosted the interest in our driver and in-cabin monitoring solution among other vehicle manufacturers and tier 1 system suppliers. We are currently working hard to capitalize on this momentum. We also see interesting opportunities with our head-up display obstruction solution and with our touch and touchless human-machine interaction offerings. In summary, we are optimistic about the future growth potential for our business. We are also confident that our new, sharpened strategy with a full focus on licensing will help us increase our efficiency and reach a positive cash flow in shorter time than with our previous strategy that combined licensing with product sales,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023

Net revenues for fiscal 2023 were $4.4 million, a 21.5% decrease compared to 2022. License revenues were $3.8 million, a decrease of 14.9% compared to 2022. The decrease is caused by lower sales volumes for our customers during 2023.

Revenues from product sales for fiscal 2023 were $0.6 million, a 37.7% decrease compared to 2022, mainly due to low customer demand.

Revenues from non-recurring engineering for fiscal 2023 were $26,000, an 87.3% decrease compared to 2022, mainly due to fewer projects.

Gross margin related to products was negative 630.6% for fiscal 2023 compared to 22.0% in 2022. The gross margin for products in 2023 is impacted by one-time costs related to a customer claim, impairment loss on inventory and a loss on an earlier purchase commitment.

Our operating expenses increased by 4.9% for fiscal 2023 compared to 2022, primarily due to higher marketing costs, professional fees, and payroll and related costs.

Net loss attributable to Neonode for fiscal 2023 was $10.1 million, or $0.66 per share, compared to a net loss of $4.9 million, or $0.36 per share for 2022. Cash used by operations was $6.3 million in fiscal 2023 compared to $6.8 million for 2022. The decrease is primarily the result of fewer components purchased in 2023.

Cash and accounts receivable totaled $17.7 million and working capital was $16.8 million as of December 31, 2023, compared to $16.3 million and $19.1 million as of December 31, 2022, respectively.

For more information, please contact:

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

Phone: +46 734 10 03 59

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 90 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of December 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$16,155	$14,816
Accounts receivable and unbilled revenues, net	917	1,448
Inventory	610	3,827
Prepaid expenses and other current assets	938	707
Total current assets	18,620	20,798

Property and equipment, net	340	282
Operating lease right-of-use assets, net	54	118
Total assets	$19,014	$21,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$440	$334
Accrued payroll and employee benefits	941	951
Accrued expenses	354	200
Contract liabilities	10	36
Current portion of finance lease obligations	33	95
Current portion of operating lease obligations	54	83
Total current liabilities	1,832	1,699

Finance lease obligations, net of current portion	19	46
Operating lease obligations, net of current portion	-	35
Total liabilities	1,851	1,780

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 15,359,481 and 14,455,765 shares issued and outstanding at December 31, 2023 and 2022, respectively	15	14
Additional paid-in capital	235,158	227,235
Accumulated other comprehensive loss	(396)	(340)
Accumulated deficit	(217,614)	(207,491)
Total stockholders’ equity	17,163	19,418
Total liabilities and stockholders’ equity	$19,014	$21,198

NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years Ended
	December 31, 2023	December 31, 2022
Revenues:
License fees	$3,803	$4,470
Products	620	995
Non-recurring engineering	26	205
Total revenues	4,449	5,670

Cost of revenues:
Products	4,168	776
Non-recurring engineering	12	28
Loss on purchase commitment	362	-
Total cost of revenues	4,542	804

Total gross (loss) margin	(93)	4,866

Operating expenses:
Research and development	3,833	3,963
Sales and marketing	2,455	2,034
General and administrative	4,363	4,155

Total operating expenses	10,651	10,152
Operating loss	(10,744)	(5,286)

Other income:
Interest income, net	730	100
Other income	6	21
Total other income	736	121

Loss before provision for income taxes	(10,008)	(5,165)

Provision for income taxes	115	118
Net loss including noncontrolling interests	(10,123)	(5,283)
Less: net loss attributable to noncontrolling interests	-	400
Net loss attributable to Neonode Inc.	(10,123)	(4,883)

Loss per common share:
Basic and diluted loss per share	$(0.66)	$(0.36)
Basic and diluted – weighted average number of common shares outstanding	15,322	13,632

NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Years Ended
	December 31, 2023	December 31, 2022

Net loss including noncontrolling interests	$(10,123)	$(5,283)

Other comprehensive income:
Foreign currency translation adjustments	(56)	68
Other comprehensive loss	(10,179)	(5,215)
Less: comprehensive loss attributable to noncontrolling interests	-	400
Comprehensive loss attributable to Neonode Inc.	$(10,179)	$(4,815)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, January 31, 2022	13,576	14	226,880	(408)	(202,608)	23,878	(4,041)	19,837
Issuance of shares for cash, net of offering costs	886	-	4,686	-	-	4,686	-	4,686
Stock-based compensation	4	-	122	-	-	122	-	122
Repurchase and retirement of stock	(10)	-	(12)	-	-	(12)	-	(12)
Acquisition of remaining shares Pronode	-	-	(4,441)	-	-	(4,441)	4,441	-
Foreign currency translation adjustment	-	-	-	68	-	68	-	68
Net loss	-	-	-	-	(4,883)	(4,883)	(400)	(5,283)
Balances, December 31, 2022	14,456	$14	$227,235	$(340)	$(207,491)	$19,418	$-	$19,418
Issuance of shares for cash, net of offering costs	903	1	7,865	-	-	7,866	-	7,866
Stock-based compensation	-	-	58	-	-	58	-	58
Foreign currency translation adjustment	-	-	-	(56)	-	(56)	-	(56)
Net loss	-	-	-	-	(10,123)	(10,123)	-	(10,123)
Balances, December 31, 2023	15,359	$15	$235,158	$(396)	$(217,614)	$17,163	$-	$17,163

NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended
	December 31, 2023	December 31, 2022

Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(10,123)	$(5,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	58	122
Depreciation and amortization	95	120
Amortization of operating lease right-of-use assets	65	399
Inventory impairment loss	3,572	-
Recoveries of bad debt	-	(46)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	539	(136)
Inventory	(395)	(1,133)
Prepaid expenses and other current assets	(201)	37
Accounts payable, accrued payroll and employee benefits, and accrued expenses	173	(460)
Contract liabilities	(26)	(65)
Operating lease obligations	(65)	(363)
Net cash used in operating activities	(6,308)	(6,808)

Cash flows from investing activities:
Purchase of property and equipment	(123)	(52)
Net cash used in investing activities	(123)	(52)

Cash flow from financing activities:
Proceeds from issuance of common stock, net of offering costs	7,866	4,686
Repurchase of common stock	-	(12)
Principal payments on finance lease obligations	(89)	(165)
Net cash provided by financing activities	7,777	4,509

Effect of exchange rate changes on cash and cash equivalents	(7)	(216)

Net increase (decrease) in cash and cash equivalents	1,339	(2,567)
Cash and cash equivalents at beginning of year	14,816	17,383
Cash and cash equivalents at end of year	$16,155	$14,816

Supplemental disclosure of cash flow information:
Cash paid for interest	$9	$9
Cash paid for income taxes	$115	$132

Supplemental disclosure of non-cash investing and financial activities:
Right-of-use asset obtained in exchange for finance lease obligations	$-	$24
Acquisition of Pronode shares	$-	$4,441